Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is presented by NextEra Energy, Inc., a Florida corporation (NEE), to illustrate the estimated effects of the pending business combination with Dominion Energy, Inc., a Virginia corporation (Dominion Energy), in accordance with the terms of the Agreement and Plan of Merger, dated as of May 15, 2026, by and among NEE, WG Development Corp., a Virginia corporation and direct wholly owned subsidiary of NEE (Merger Sub Corp), CS Holdco, LLC, a Virginia limited liability company and direct wholly owned subsidiary of NEE (LLC Sub), and Dominion Energy (the Merger Agreement). Pursuant to the Merger Agreement, Merger Sub Corp will merge with and into Dominion Energy, with Dominion Energy surviving as a wholly owned subsidiary of NEE, and immediately thereafter Dominion Energy will merge with and into LLC Sub, with LLC Sub surviving as a wholly owned subsidiary of NEE (collectively, the Mergers).

Under the terms of the Merger Agreement, at the effective time of the first merger, each outstanding share of Dominion Energy common stock, other than shares to be cancelled as described in the Merger Agreement, will be converted into the right to receive (i) its pro rata share of an aggregate amount equal to $360 million in cash, without interest, and (ii) 0.8138 shares of NEE common stock, par value $0.01 per share. In addition, NEE and Dominion Energy have proposed certain commitments including, but not limited to, bill credits for certain customers and increases in charitable contributions in Virginia, North Carolina and South Carolina, and investments in workforce development in Virginia.

The Unaudited Pro Forma Condensed Combined Statements of Income for the year ended December 31, 2025 and the nine months ended September 30, 2026 give effect to the Mergers as if they had been completed on January 1, 2025. The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2026 gives effect to the Mergers as if they had been completed on September 30, 2026. The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, (i) the historical audited consolidated financial statements of NEE and accompanying notes included in NEE’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (SEC) on February 13, 2026, (ii) the historical unaudited condensed consolidated financial statements of NEE and accompanying notes included in NEE’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 filed with the SEC on October 21, 2026, (iii) the historical audited consolidated financial statements of Dominion Energy and accompanying notes included in Dominion Energy’s Annual Report on Form 10-K for the year ended December 31, 2025 incorporated by reference as Exhibit 99.1 to NEE's Current Report on Form 8-K filed on June 15, 2026, and (iv) the historical unaudited condensed consolidated financial statements of Dominion Energy and accompanying notes incorporated by reference as Dominion Energy’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 included in Exhibit 99.1 to this Form 8-K.

The unaudited pro forma condensed combined financial information is presented for illustrative and informational purposes only and is not intended to represent what NEE’s results of operations or financial position would have been had the Mergers occurred on the dates indicated, nor is it intended to project the results of operations or financial position of NEE for any future period or as of any future date. The unaudited pro forma condensed combined financial information is based on currently available information and certain assumptions that NEE believes are reasonable under the circumstances. The pro forma adjustments are preliminary and subject to change as additional information becomes available and additional analyses are performed. The actual financial position and results of operations of NEE following completion of the Mergers may differ materially from the unaudited pro forma amounts reflected herein.

The Mergers are expected to be accounted for as a business combination using the acquisition method of accounting under accounting principles generally accepted in the United States of America (U.S. GAAP), with NEE treated as the accounting acquirer based on factors including NEE's role in providing consideration and its governance and management control of the combined entity. Under the acquisition method of accounting, the consideration transferred will be allocated to the identifiable assets acquired and liabilities assumed of Dominion Energy based on their estimated fair values as of the closing date of the Mergers, and any excess of the consideration transferred over the fair value of the net assets acquired will be recognized as goodwill, if applicable. The allocation of the consideration transferred reflected in the unaudited pro forma condensed combined financial information is preliminary and is based on management’s estimates and assumptions using information currently available. The final acquisition accounting will be completed after the closing of the Mergers and may differ materially from the preliminary amounts reflected in the unaudited pro forma condensed combined financial information.

The completion of the Mergers is subject to customary closing conditions, including, among others, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act), receipt of specified regulatory approvals, including the obtaining by Dominion Energy and NEE of consents and approvals required under (i) the HSR Act, (ii) the Federal Energy Regulatory Commission, (iii) the U.S. Nuclear Regulatory Commission, (iv) the Virginia State Corporation Commission, (v) the North Carolina Utilities Commission and (vi) the Public Service Commission of South Carolina, approval for listing on the New York Stock Exchange of the NEE common stock to be issued in the Mergers, accuracy of the parties’ representations and warranties, compliance with covenants, and the absence of a material adverse effect on either Dominion Energy or NEE.

NEXTERA ENERGY, INC. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (millions)
	September 30, 2026
	NEE Historical	Dominion Energy Historical as Conformed (See Note 3)	Transaction Accounting Adjustments	Note	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$5,579	$435	$(610)	4A, 4F	$5,404
Customer receivables, net of allowances	4,841	3,094	—		7,935
Other receivables	1,500	754	—		2,254
Materials, supplies and fuel inventory	2,836	2,030	—		4,866
Regulatory assets	239	2,035	(3)	4M	2,271
Derivatives	2,325	221	—		2,546
Other	1,266	1,181	—		2,447
Total current assets	18,586	9,750	(613)		27,723
Other assets:
Property, plant and equipment – net	177,078	83,735	1,422	4B	262,235
Special use funds	11,677	10,093	—		21,770
Investment in equity method investees	6,087	123	—		6,210
Prepaid benefit costs	2,957	2,846	—		5,803
Regulatory assets	7,232	8,531	(470)	4M	15,293
Derivatives	3,879	1,189	—		5,068
Goodwill	5,152	4,143	31,554	4D	40,849
Other	12,404	4,374	402	4C	17,180
Total other assets	226,466	115,034	32,908		374,408
TOTAL ASSETS	$245,052	$124,784	$32,295		$402,131
LIABILITIES AND EQUITY
Current liabilities:
Commercial paper	$3,716	$2,939	$1,361	4E	$8,016
Other short-term debt	4,258	487	(370)	4E	4,375
Current portion of long-term debt	8,833	2,281	—		11,114
Accounts payable	7,536	1,266	—		8,802
Customer deposits	1,177	310	—		1,487
Accrued interest and taxes	2,150	1,102	—		3,252
Derivatives	1,067	177	—		1,244
Accrued construction-related expenditures	2,672	854	—		3,526
Regulatory liabilities	489	469	—		958
Other	3,240	1,251	202	4F, 4H, 4K, 4L	4,693
Total current liabilities	35,138	11,136	1,193		47,467
Other liabilities and deferred credits:
Long-term debt	97,125	48,939	(918)	4G	145,146
Asset retirement obligations	3,939	7,551	—		11,490
Deferred income taxes	14,302	8,469	616	4H, 4N	23,387
Regulatory liabilities	13,320	9,977	209	4M, 4N	23,506
Derivatives	1,731	247	—		1,978
Other	5,155	4,050	(507)	4C, 4K, 4N	8,698
Total other liabilities and deferred credits	135,572	79,233	(600)		214,205
TOTAL LIABILITIES	170,710	90,369	593		261,672
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	1,477	—	—		1,477
EQUITY
Preferred stock	—	991	(991)	4E, 4I	—
Common stock – par value	21	—	7	4I	28
Additional paid-in capital	20,293	25,959	35,782	4I	82,034
Retained earnings	41,297	2,646	(3,138)	4I	40,805
Accumulated other comprehensive income (loss)	(113)	(42)	42	4I	(113)
Total common shareholders' equity	61,498	29,554	31,702		122,754
Noncontrolling interests	11,367	4,861	—		16,228
TOTAL EQUITY	72,865	34,415	31,702		138,982
TOTAL LIABILITIES AND EQUITY	$245,052	$124,784	$32,295		$402,131

NEXTERA ENERGY, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (millions, except per share amounts)

	Nine months ended September 30, 2026
	NEE Historical	Dominion Energy Historical as Conformed (See Note 3)	Transaction Accounting Adjustments	Note	Pro Forma Combined
OPERATING REVENUES	$22,325	$15,116	$(661)	4J	$36,780
OPERATING EXPENSES
Fuel, purchased power and interchange	4,402	5,015	—		9,417
Other operations and maintenance	4,309	3,005	—		7,314
Merger-related expenses	51	34	—		85
Depreciation and amortization	4,780	1,968	—		6,748
Taxes other than income taxes and other – net	2,008	1,531	—		3,539
Total operating expenses – net	15,550	11,553	—		27,103
GAINS ON DISPOSAL OF BUSINESSES/ASSETS – NET	294	—	—		294
OPERATING INCOME	7,069	3,563	(661)		9,971
OTHER INCOME (DEDUCTIONS)
Interest expense	155	(1,739)	—		(1,584)
Other – net	1,542	952	—		2,494
Total other income (deductions) – net	1,697	(787)	—		910
INCOME (LOSS) BEFORE INCOME TAXES	8,766	2,776	(661)		10,881
INCOME TAX (BENEFIT) EXPENSE	89	385	(165)	4H	309
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	8,677	2,391	(496)		10,572
NET LOSS (INCOME) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,425	(267)	—		1,158
NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NEE	$10,102	$2,124	$(496)		$11,730

Weighted-average shares outstanding:
Basic	2,085.1		737.6	4O	2,822.7
Assuming dilution	2,094.4		737.6	4O	2,832.0
Earnings from continuing operations per share attributable to NEE:
Basic	$4.84			4O	$4.16
Assuming dilution	$4.82			4O	$4.14

NEXTERA ENERGY, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (millions, except per share amounts)

	Year ended December 31, 2025
	NEE Historical	Dominion Energy Historical as Conformed (See Note 3)	Transaction Accounting Adjustments	Note	Pro Forma Combined
OPERATING REVENUES	$27,412	$16,506	$(753)	4C, 4J	$43,165
OPERATING EXPENSES
Fuel, purchased power and interchange	4,944	4,868	—		9,812
Other operations and maintenance	5,399	3,547	—		8,946
Merger-related expenses	—	—	600	4F, 4L	600
Depreciation and amortization	6,580	2,387	—		8,967
Taxes other than income taxes and other – net	2,469	1,290	—		3,759
Total operating expenses – net	19,392	12,092	600		32,084
GAINS ON DISPOSAL OF BUSINESSES/ASSETS – NET	260	—	—		260
OPERATING INCOME	8,280	4,414	(1,353)		11,341
OTHER INCOME (DEDUCTIONS)
Interest expense	(4,572)	(2,022)	—		(6,594)
Other – net	822	1,219	(151)	4M	1,890
Total other income (deductions) – net	(3,750)	(803)	(151)		(4,704)
INCOME (LOSS) BEFORE INCOME TAXES	4,530	3,611	(1,504)		6,637
INCOME TAX (BENEFIT) EXPENSE	(802)	532	(689)	4F, 4H, 4N	(959)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	5,332	3,079	(816)		7,596
NET LOSS (INCOME) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,503	(67)	—		1,436
NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NEE	$6,835	$3,012	$(816)		$9,032

Weighted average number of shares outstanding:
Basic	2,064.5		737.6	4O	2,802.1
Assuming dilution	2,070.6		737.6	4O	2,808.2
Earnings from continuing operations per share attributable to NEE:
Basic	$3.31			4O	$3.22
Assuming dilution	$3.30			4O	$3.22

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements were derived from historical consolidated financial statements of NextEra Energy, Inc. (NEE) and Dominion Energy, Inc. (Dominion Energy) which were prepared in accordance with U.S. GAAP. Certain accounting policy alignment and reclassification adjustments were made to conform Dominion Energy's historical financial statement presentation with NEE's historical financial statement presentation, see Note 3 and Note 4 for additional information. Further, there were no material intercompany transactions between NEE and Dominion Energy for the nine months ended September 30, 2026 and for the year ended December 31, 2025.

The Merger is being accounted for as a business combination using the acquisition method of accounting under U.S. GAAP, which requires assets acquired and liabilities assumed to be recorded at their acquisition date fair value. As the transaction has not closed, the initial accounting for the Merger is not complete and the valuations necessary to assess the fair values of certain assets acquired and liabilities assumed are preliminary. Therefore, the allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial statements is based upon management's preliminary estimates of the fair value of the assets acquired and liabilities assumed. The preliminary amounts recognized are subject to revision until the valuations are completed and to the extent that additional information is obtained about the facts and circumstances that exist as of the acquisition date. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

2. Preliminary Purchase Price Allocation

The table below represents the preliminary calculation of estimated Merger consideration for the purposes of the unaudited pro forma condensed combined financial statements.

Estimated Merger Consideration
(millions)
Purchase price from stock consideration(a)(b)	$61,748
Cash consideration	360
Total estimated Merger consideration	$62,108
______________________
(a)Represents the estimated fair value of approximately 738 million shares of NEE common stock which shares were calculated per the Merger Agreement using Dominion Energy share counts and conversion methods outlined therein. For the purposes of the unaudited pro forma condensed combined financial statements, the estimate is based on NEE's closing stock price of $83.71 on October 30, 2026, which is the practicable date prior to filing the unaudited pro forma condensed combined financial statements.
(b)Certain NEE common stock issued to Dominion Energy employees is subject to a vesting period of 3 years from the initial grant date. The estimated fair value of the awards attributed to pre-Merger services was deemed not material and is not included in the purchase price from stock consideration. The estimated fair value of the awards attributed to post-Merger services has been excluded from the purchase price and instead will be accounted for post-Merger as stock-based compensation expense in accordance with U.S. GAAP.

The preliminary estimated Merger consideration could significantly differ from the amounts presented due to movements in NEE’s stock price until the Mergers are consummated. A sensitivity analysis related to the fluctuation in NEE’s stock price was performed to assess the impact that a hypothetical change of 10% on the closing price of NEE's common stock on October 30, 2026 would have on the estimated Merger consideration and preliminary goodwill at the closing of the Mergers:

Change in Stock Price	Stock Price	Estimated Merger Consideration	Preliminary Goodwill Impact
		(millions)
10% Increase	$92.08	$68,282	$6,174
10% Decrease	$75.34	$55,934	$(6,174)

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed from Dominion Energy are recognized and measured at fair value. The purchase price allocation is preliminary and is based on available information and certain assumptions, which NEE believes are reasonable.

In estimating the fair value of regulatory assets and liabilities, NEE considered the applicable regulatory framework, under which rates are designed to allow recovery of the costs of providing service to customers, including a reasonable rate of return on invested capital. These regulatory constructs represent a key input in the valuation of such balances and indicate that the carrying values of the assets and liabilities recoverable through rates are representative of their fair values.

The following table presents a preliminary allocation of the estimated Merger consideration to the fair values of the identifiable assets acquired and liabilities assumed from Dominion Energy, based on Dominion Energy's balance sheet as of September 30, 2026, as adjusted for accounting policy alignment and reclassification adjustments as well as acquisition accounting adjustments shown below.

September 30, 2026
(millions)
Total estimated Merger consideration	$62,108

Total current assets	$9,747
Property, plant, and equipment	85,157
Regulatory assets	8,061
Special use funds	10,093
Other assets, including intangible assets	8,934
Total estimated fair value of assets acquired	121,992

Total current liabilities	12,127
Long-term debt	48,021
Regulatory liabilities	10,186
Deferred income taxes	9,085
Asset retirement obligations	7,551
Other liabilities	3,750
Total estimated fair value of liabilities assumed	90,720
Noncontrolling interest	4,861
Estimated net assets acquired	$26,411

Goodwill	$35,697

3. Accounting Policy Alignment and Reclassification Adjustments

Certain reclassification and accounting policy alignment adjustments have been made to conform Dominion Energy's historical financial statement presentation to NEE's historical financial statement presentation and accounting policies as part of the unaudited pro forma condensed combined financial statement preparation. During the preparation of these unaudited pro forma condensed combined financial statements, NEE performed a preliminary analysis of Dominion Energy’s historical financial information to identify any differences in accounting policies that would require reclassification of Dominion Energy's historical financial statement presentation to conform to NEE's accounting policies. Aside from the accounting policy alignment and reclassification adjustments identified herein and in Note 4, NEE is not aware of any material differences between the accounting policies of NEE and Dominion Energy. However, upon completion of the Merger and a more comprehensive comparison and assessment, additional differences may be identified.

The following reflects the accounting policy alignment and reclassification adjustments made to present Dominion Energy’s historical consolidated balance sheet as of September 30, 2026 in conformity with that of NEE:

		September 30, 2026
		(millions)
Presentation in Historical Financial Statements	NEE Presentation	Dominion Energy Historical	Reclassification	Note	Dominion Energy as Conformed
Assets
Cash and cash equivalents	Cash and cash equivalents	$435	—		$435
Customer receivables (less allowance for doubtful accounts)	Customer accounts receivable, net of allowance	3,094	—		3,094
Tax receivables		479	(479)	(a)	—
Other receivables (less allowance for doubtful accounts)	Other receivables	275	479	(a)	754
Inventories	Materials, supplies and fuel inventory	2,030	—		2,030
Regulatory assets	Regulatory assets	2,035	—		2,035
Derivative assets	Derivatives	221	—		221
Prepayments		351	(351)	(b)	—
Other (current assets)	Other (current assets)	566	615	(b)(c)	1,181
Assets held for sale		264	(264)	(c)	—
Nuclear decommissioning trust funds	Special use funds	10,093	—		10,093
Investment in equity method affiliates	Investment in equity method investees	123	—		123
Other (investments)		397	(397)	(d)	—
Property, plant and equipment	Property, plant and equipment – net	112,427	(28,692)	(e)	83,735
Accumulated depreciation and amortization		(28,692)	28,692	(e)	—
Goodwill	Goodwill	4,143	—		4,143
	Prepaid benefit costs	—	2,846	(f)	2,846
	Derivatives	—	1,189	(g)	1,189
Regulatory assets	Regulatory assets	8,531	—		8,531
Other (noncurrent assets)	Other (noncurrent assets)	8,012	(3,638)	(d)(f)(g)	4,374
Total Assets		$124,784	$—		$124,784

Presentation in Historical Financial Statements	NEE Presentation	Dominion Energy Historical	Reclassification	Note	Dominion Energy as Conformed
Liabilities and equity
Securities due within one year	Current portion of long-term debt	$2,399	$(118)	(h)	$2,281
Short-term debt	Other short-term debt	3,308	(2,821)	(h)(i)	487
	Commercial paper	—	2,939	(i)	2,939
Accounts payable	Accounts payable	1,266	—		1,266
	Customer deposits	—	310	(j)	310
	Accrued interest and taxes	—	1,102	(k)	1,102
Accrued interest, payroll and taxes		1,347	(1,347)	(k)(l)	—
	Derivatives	—	177	(m)	177
	Accrued construction-related expenses	—	854	(m)	854
Regulatory liabilities	Regulatory liabilities	469	—		469
Other (current liabilities)	Other (current liabilities)	2,215	(964)	(j)(l)(m)(n)	1,251
Liabilities held for sale		132	(132)	(n)	—
Long-term debt	Long-term debt	40,267	8,672	(o)	48,939
Securitization bonds		794	(794)	(o)	—
Junior subordinated notes		7,461	(7,461)	(o)	—
Other (long-term debt)		417	(417)	(o)	—
Deferred income taxes	Deferred income taxes	8,469	—		8,469
Deferred investment tax credits		1,471	(1,471)	(p)	—
Regulatory liabilities	Regulatory liabilities	9,977	—		9,977
	Asset retirement obligations	—	7,551	(q)	7,551
	Derivatives	—	247	(r)	247
Other (long-term liabilities)	Other (long-term liabilities)	10,377	(6,327)	(p)(q)(r)	4,050
Preferred stock	Preferred stock	991	—		991
Common stock – no par	Additional paid-in capital	25,959	—		25,959
Retained earnings	Retained earnings	2,646	—		2,646
Accumulated other comprehensive loss	Accumulated other comprehensive loss	(42)	—		(42)
Noncontrolling interests	Noncontrolling interests	4,861	—		4,861
Total liabilities and equity		$124,784	$—		$124,784
______________________
(a)Reclassification of $479 million from tax receivables to other receivables.
(b)Reclassification of $351 million from prepayments to other (current assets).
(c)Reclassification of $264 million from assets held for sale to other (current assets).
(d)Reclassification of $397 million from other (investments) to other (noncurrent assets).
(e)Reclassification of $28,692 million from accumulated depreciation and amortization to property, plant and equipment – net.
(f)Reclassification of $2,846 million from other (noncurrent assets) to prepaid benefit costs.
(g)Reclassification of $1,189 million from other (noncurrent assets) to derivatives (noncurrent assets).
(h)Relates to reclassification of $118 million of lease obligations to other short-term debt.
(i)Reclassification of $2,939 million from short-term debt to commercial paper.
(j)Reclassification of $310 million from other (current liabilities) to customer deposits.
(k)Reclassification of $1,102 million from accrued interest, payroll and taxes to accrued interest and taxes.
(l)Relates to reclassification of $245 million of accrued payroll from accrued interest, payroll and taxes to other (current liabilities).
(m)Reclassification of $177 million and $854 million from other (current liabilities) to derivatives (current liabilities) and accrued construction-related expenses, respectively.
(n)Reclassification of $132 million from liabilities held for sale to other (current liabilities).
(o)Reclassification of $794 million, $7,461 million and $417 million from securitization bonds, junior subordinated notes and other (long-term debt), respectively, to long-term debt.
(p)Relates to the reclassification of $1,471 million from deferred investment tax credits to other (noncurrent liabilities).
(q)Reclassification of $7,551 million from other (noncurrent liabilities) to asset retirement obligations.
(r)Reclassification of $247 million from other (noncurrent liabilities) to derivatives (noncurrent liabilities).

The following accounting policy alignment and reclassification adjustments were made to present Dominion Energy’s historical consolidated statement of income for the nine months ended September 30, 2026 in conformity with that of NEE:

		Nine Months Ended September 30, 2026
		(millions)
Presentation in Historical Financial Statements	NEE Presentation	Dominion Energy Historical	Reclassification	Note	Dominion Energy as Conformed
Operating revenue	Operating revenues	$15,116	$—		$15,116
Electric fuel and other energy-related purchases	Fuel, purchased power and interchange	4,524	491	(a)	5,015
Purchased electric capacity		255	(255)	(a)	—
Purchased gas		236	(236)	(a)	—
Other operations and maintenance	Other operations and maintenance	3,039	(34)	(b)	3,005
	Merger-related expenses	—	34	(b)	34
Depreciation and amortization	Depreciation and amortization	1,968	—		1,968
Other taxes	Taxes other than income taxes and other – net	653	878	(c)	1,531
Impairment of assets and other charges		878	(878)	(c)	—
Other income (expense)	Other – net	952	—		952
Interest and related charges	Interest expense	1,739	—		1,739
Income tax expense	Income tax expense (benefit)	385	—		385
Noncontrolling interests	Net income attributable to noncontrolling interests	267	—		267
Net income from continuing operations attributable to Dominion Energy	Net income from continuing operations attributable to NEE	$2,124	$—		$2,124
______________________
(a)Reclassification of $255 million from purchased electric capacity and $236 million from purchased gas to fuel, purchase power and interchange.
(b)Reclassification of $34 million from other operations and maintenance to merger-related expenses.
(c)Reclassification of $878 million from impairment of assets and other charges to taxes other than income taxes and other – net.

The following accounting policy alignment and reclassification adjustments were made to present Dominion Energy’s historical consolidated statement of income for the year ended December 31, 2025 in conformity with that of NEE:

		Year Ended December 31, 2025
		(millions)
Presentation in Historical Financial Statements	NEE Presentation	Dominion Energy Historical	Reclassification	Note	Dominion Energy as Conformed
Operating revenue	Operating revenues	$16,506	$—		$16,506
Electric fuel and other energy-related purchases	Fuel, purchased power and interchange	4,489	379	(a)	4,868
Purchased electric capacity		82	(82)	(a)	—
Purchased gas		297	(297)	(a)	—
Other operations and maintenance	Other operations and maintenance	3,547	—		3,547
Depreciation and amortization	Depreciation and amortization	2,387	—		2,387
Other taxes	Taxes other than income taxes and other – net	773	517	(b)	1,290
Impairment of assets and other charges		517	(517)	(b)	—
Other income (expense)	Other – net	1,219	—		1,219
Interest and related charges	Interest expense	2,022	—		2,022
Income tax expense	Income tax expense (benefit)	532	—		532
Noncontrolling interests	Net income attributable to noncontrolling interests	67	—		67
Net income from continuing operations attributable to Dominion Energy	Net income from continuing operations attributable to NEE	$3,012	$—		$3,012
______________________
(a)Reclassification of $82 million from purchased electric capacity and $297 million from purchased gas to fuel, purchase power and interchange.
(b)Reclassification of $517 million from impairment of assets and other charges to taxes other than income taxes and other – net.

4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

A.    Reflects a reduction of $360 million to reflect the cash portion of the Merger consideration to be paid by NEE (see Note 2).

B.    Reflects a step-up of $1,422 million in the fair value of the property, plant and equipment associated with the unregulated operations acquired. Fair value was estimated using significant assumptions about operating strategies and estimates of future cash flows, which required assessments of current and projected market conditions. Forecasting future cash flows requires assumptions regarding forecasted commodity prices for the sale of power and purchases of fuel and the expected operations of assets. For the nine months ended September 30, 2026 and the year ended December 31, 2025, the change between Dominion Energy's historical depreciation and the depreciation calculated based on the estimated fair valued property, plant and equipment was not material.

C.    Reflects adjustments to measure the acquired intangible assets and liabilities related to the unregulated operations at their preliminary estimated fair value. The intangible assets relate to commodity and services contracts related to nuclear fuel and the intangible liabilities relate to solar and nuclear purchased power agreements (PPAs), respectively, at their preliminary estimated fair value (see table below). The nuclear fuel contract assets represent non-derivative commodity and supply contracts acquired from Dominion Energy. The initial amount recorded for the nuclear fuel contracts is the difference between the market value of the contract at the time of acquisition and the contract value based on the terms of the contract. The nuclear fuel contract assets are amortized over the life of the contract in relation to the expected realization of the underlying cash flows. Amortization of the nuclear fuel contract assets is ultimately recorded in fuel, purchased power and interchange. Solar and nuclear PPA liabilities represent non-derivative energy contracts acquired from Dominion Energy. The initial amount recorded for the solar and nuclear PPAs is the difference between the market value of the contracts at the time of acquisition and the contract value based on the terms of each contract. The solar and nuclear PPA liabilities are amortized over the life of the respective contract in relation to the expected realization of the underlying cash flows. Amortization of the solar and nuclear PPA liabilities is recorded in operating revenues.

For the nine months ended September 30, 2026, the amortization of solar and nuclear PPA liabilities was not material. For the year ended December 31, 2025, the amortization of solar and nuclear PPA liabilities resulted in an increase of $129 million to operating revenue. For the nine months ended September 30, 2026 and the year ended December 31, 2025, the amortization of the nuclear fuel contract assets was not material.

	Preliminary Fair Value	Estimated Weighted Average Useful Life
	(millions)
Nuclear fuel contract assets(a)	$402	12 years
Solar and nuclear PPA liabilities(b)	$925	11 years
______________________
(a)Nuclear fuel contract assets are included in other (noncurrent assets).
(b)Solar and nuclear PPA liabilities are included in other (noncurrent liabilities).

D.    Reflects the elimination of Dominion Energy's historical goodwill and the recognition of preliminary estimated goodwill as a result of the Mergers. The preliminary estimated goodwill is not tax deductible. Refer to Note 2 for the preliminary purchase price allocation.

E.Reflects the repayment, through the issuance of commercial paper, of $370 million of Dominion Energy Reliability Investment Demand Notes and the redemption of $991 million of issued and outstanding shares of Series C Preferred which are required to be redeemed before transaction closing per the Merger Agreement. For the nine months ended September 30, 2026 and the year ended December 31, 2025, the interest expense associated with this issuance of commercial paper was not material.

F.Represents the additional estimated merger-related transaction costs yet to be expensed or accrued in NEE's historical financial statements through September 30, 2026. Estimated merger-related transaction costs include investment banker, advisory, legal, valuation and other professional fees. NEE's total combined estimated merger-related transaction costs amount to approximately $500 million and, for the year ended December 31, 2025, are reflected as an increase to merger-related expenses and the $88 million estimated tax benefit related to the tax-deductible portion of the merger-related transaction costs are reflected in income tax benefit. After recognizing $85 million of merger-related expenses during the nine months ended September 30, 2026, the remaining $415 million is reflected as a pro forma adjustment as of September 30, 2026. Approximately $250 million in fees are expected to be paid at closing and are reflected as a reduction to cash and cash equivalents with the remaining balance reflected in other current liabilities. These transaction costs are non-recurring.

G.Reflects an adjustment of $918 million to measure the long-term debt related to the unregulated operations, net of amounts due within one year, at its estimated fair value. For the nine months ended September 30, 2026 and the year ended December 31, 2025, the amortization of the fair value adjustment to interest expense was not material.

H.Represents the estimated tax impact of the pro forma adjustments based on an assumed tax rate of 25.0%. The assumed tax rate reflects a blended average statutory rate based on the assumed jurisdiction for the pro forma adjustments and current structure. The effective tax rate of NEE following the acquisition could be different depending on post-acquisition activities, including cash needs, the geographical mix of income, and changes in tax law. Because the tax rates used for the unaudited pro forma condensed combined statement of operations are estimated, the blended rate will likely vary from the actual effective tax rate in periods subsequent to the completion of the acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities. For the nine months ended September 30, 2026 and the year ended December 31, 2025, the estimated tax benefit of $165 million and $226 million, respectively, is reflected in income tax expense (benefit). At September 30, 2026, the $73 million estimated tax benefit related to the tax-deductible portion of the merger-related transaction costs (see Note 4F) is reflected as a reduction in other (current liabilities) and the $317 million estimated tax impact of the pro forma adjustments is reflected as an increase in deferred income taxes (liability).

I.The following tables summarize the transaction accounting adjustments impacting the equity balances of NEE as combined with Dominion Energy:

	Elimination of Dominion Energy's Historical Equity	Stock Consideration (See Note 2)	Transaction Adjustments		Total Pro Forma Adjustments
	(millions)
Preferred stock	$—	$—	$(991)	(a)	$(991)
Common stock – par value	—	7	—		7
Additional paid-in capital	(25,959)	61,741	—		35,782
Retained earnings	(2,646)	—	(492)	(b)	(3,138)
Accumulated other comprehensive loss	42	—	—		42
Total	$(28,563)	$61,748	$(1,483)		$31,702
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(a)Reflects the redemption of issued and outstanding shares of Series C Preferred before transaction closing as required per the Merger Agreement (see Note 4E).
(b)Reflects the after-tax estimated merger-related transaction costs (see Note 4F), the incremental charitable contribution commitment (see Note 4K) and the workforce development fund commitment (see Note 4L).

J.This adjustment reflects a straight-line recognition of more than $2.25 billion customer bill credits to be provided over a period of 48 months for residential customers in Virginia and a 24-month period for residential customers in North Carolina and South Carolina as well as for certain other classes of customers of certain Dominion Energy subsidiaries beginning subsequent to transaction closing. For the nine months ended September 30, 2026, the recognition of customer bill credits resulted in a decrease of $661 million to operating revenue. For the year ended December 31, 2025, the recognition of customer bill credits resulted in a decrease of $882 million to operating revenue. The actual recognition pattern will fluctuate based on customer usage and other factors. The commitment by NEE to contribute an additional $100 million to a Dominion Energy subsidiary's customer assistance program through 2038 is expected to increase operating expenses. For the nine months ended September 30, 2026 and the year ended December 31, 2025, on a straight-line recognition basis, the adjustment was not material. The actual recognition pattern may fluctuate.

K.Reflects the commitment by NEE to increase historical charitable giving by an additional $10 million per year for at least 5 years, subsequent to transaction closing, to be allocated among Virginia, South Carolina and North Carolina, $10 million of which is reflected in other (current liabilities) and the remainder is reflected in other (other liabilities and deferred credits).

L.Reflects the commitment by NEE to fund a new $100 million workforce development fund in Virginia subsequent to the transaction closing and, for the year ended December 31, 2025, is reflected as an increase to merger-related expenses.

M.This adjustment removes current and noncurrent regulatory assets of $3 million and $470 million, respectively, and noncurrent regulatory liabilities of $78 million related to the defined benefit pension and other postretirement benefit plans after reflecting the impact of conforming to NEE's accounting policy related to the recognition of actuarial gains and losses on the defined benefit pension and other postretirement benefit plans from immediate recognition to an amortization approach for the unregulated operations and the removal of unrecognized gains and losses in applying purchase accounting. For the nine months ended September 30, 2026, the impact of this change was not material. For the year ended December 31, 2025, the impact of this change was a decrease to net pension and other postretirement benefits credits of $151 million which is reflected in other – net.

N.This adjustment reclassifies $287 million of deferred investment tax credits (ITCs) related to the regulated operations from other (noncurrent liabilities) to regulatory liabilities (noncurrent), as well as, removes the deferred ITCs related to the unregulated operations of $1,185 million in other (noncurrent liabilities) and the related $299 million deferred income tax asset in deferred income taxes (liability) to reflect the net impact of conforming with NEE's accounting policy of recognizing ITCs as a reduction to income tax expense when the related energy property is placed into service versus deferring ITCs and recognizing over the depreciable life of the related energy property. For the nine months ended September 30, 2026, the net impact was not material. For the year ended December 31, 2025, the net impact was an increase of $375 million to income tax benefit.

O.The unaudited pro forma combined basic and diluted earnings per share calculations are based on the average basic and diluted shares of NEE. The following table summarizes the computation of the unaudited pro forma combined basic and diluted earnings per share:

	Nine months ended September 30, 2026	Year ended December 31, 2025
	(millions, except per share amounts)
Numerator – Pro forma combined net income from continuing operations attributable to NEE	$11,730	$9,032

Denominator:
Weighted-average number of NEE shares outstanding – basic	2,085.1	2,064.5
Shares of NEE common stock issued	737.6	737.6
Pro forma NEE shares outstanding – basic	2,822.7	2,802.1
Equity units, stock options, performance share awards, restricted stock and exchangeable notes	9.3	6.1
Pro forma NEE shares outstanding – assuming dilution	2,832.0	2,808.2

Pro forma earnings from continuing operations per share attributable to NEE:
Basic	$4.16	$3.22
Assuming dilution	$4.14	$3.22